Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including all amendments thereto) with respect to the Class A Ordinary Shares of LexinFintech Holdings Ltd., and that this Joint Filing Agreement may be included as an exhibit to such joint filings. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement.

Dated: September 26, 2019

PAGAC LEMONGRASS HOLDING I LIMITED

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Authorized Signatory

PAG CAPITAL LIMITED

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Authorized Signatory

PACIFIC ALLIANCE GROUP LIMITED

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Director

PAG HOLDINGS LIMITED

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Director